Exhibit 99.1







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For immediate release               Contact:  Douglas Stewart President-CEO
                                              Debra Geuy Chief Financial Officer

July 15, 2003



            PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES QUARTERLY,
              YEAR END EARNINGS, DECLARES DIVIDEND AND SETS ANNUAL
                                  MEETING DATE

Sidney, Ohio  NASD-NMS "PSFC"

Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, today announced its fourth quarter and fiscal year-end earnings.

Douglas Stewart, President-CEO reports the net income for the three months ended June 30, 2003 was $216,000, or $0.16 basic and diluted earnings per share. This compares to $234,000, or $0.17 basic and diluted earnings per share for the same period in 2002. The decrease in net income for the current three-month period was a result of a slight decrease in net interest income coupled with an increase in noninterest expense partially offset by an increase in noninterest income.

The Corporation's net income for the fiscal year ended June 30, 2003 was $836,000, or $0.61 basic and diluted earnings per share compared to $707,000, or $0.51 basic and diluted earnings per share the previous year, an increase of $129,000, or 18%. The increase in net income for the current fiscal year is primarily due to an increase in net interest income partially offset by an increase in noninterest expense, provision for loan losses and income taxes.

Assets of the Corporation were $143.6 million at June 30, 2003 with $17.4 million in shareholders' equity.





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PEOPLES-SIDNEY FINANCIAL CORPORATION
ANNOUNCES QUARTERLY, YEAR END EARNINGS
DECLARES DIVIDEND AND SETS ANNUAL MEETING

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On July 11, 2003, the Board of Directors declared a dividend of $0.13 per share for shareholders of record as of July 31, 2003. The payable date will be August 15, 2003. This is an 8% increase in the dividend and represents the twenty-fifth consecutive dividend and the sixth increase since becoming a public company in 1997.

Additionally, the Annual Meeting of the Corporation will be held on Friday, October 10, 2003 at 11:00 a.m. at the Sidney Holiday Inn. The record date for voting purposes at this meeting will be August 31, 2003.

Peoples Federal operates from it main office at 101 E. Court Street and its branch offices at 2400 W. Michigan Street (inside Wal-Mart), 405 S. Pike Street, Anna, Ohio and 115 E. Pike Street, Jackson Center, Ohio.


     When used in this press release or other public or shareholder communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases "should result," "will likely result," "will enable," "are expected to," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.